AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 3, 2007
REGISTRATION NO.333-137083

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4 TO FORM SB-2
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CAMINOSOFT CORP.
(Exact name of Small Business Issuer in its charter)

CALIFORNIA (State or other jurisdiction of incorporation or organization)	7372 (Primary Standard Industrial Classification Code Number)	95-3880130 (I.R.S. employer identification number)

600 Hampshire Road, Suite 105 Westlake Village, CA 91361 (805) 370-3100 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

STEPHEN CROSSON
Chief Financial Officer
600 Hampshire Road, Suite 105
Westlake Village, California 91361
(805) 370-3100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:
DAVID L. FICKSMAN, ESQ.
TROY & GOULD PROFESSIONAL CORPORATION
1801 CENTURY PARK EAST, 16TH FLOOR
LOS ANGELES, CA. 90067
(310) 789-1290

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE
EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

 If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

 If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

 If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

This amendment is filed solely to provide an opinion of counsel as of a more recent date.

Item 27. Exhibits.

Exhibit No.	Exhibit Description

3.1	Amended and Restated Articles of Incorporation**
3.2	Bylaws**
3.3	Warrant to BFS US Special Opportunities Trust PLC***
3.4	Warrant to Renaissance Capital Growth & Income Fund III***
3.5	Warrant to Renaissance US Growth Investment Trust PLC***
4.1	Licensing Agreement with Legato Systems, Inc., dated December 13, 2002**
4.2	Common Stock Purchase Agreement with Fusion Capital Fund II, LLC, dated as of January 31, 2006, incorporated herein by reference to the Form 8-K/A, File No. 033-64534-LA, filed February 7, 2006
4.3	Registration Rights Agreement with Fusion Capital Fund II, LLC, dated as of January 31, 2006, incorporated herein by reference to the Form 8-K/A, File No. 033-64534-LA, filed February 7, 2006
4.4	7% Secured Subordinated Promissory Note, dated July 19, 2004**
4.5	Common Stock Purchase Warrant, dated July 19, 2004**
4.6	Registration Rights Agreement, dated July 19, 2004**
4.7	Convertible Loan Agreement, dated November 27, 2002**
4.8	6% Convertible Debenture, dated November 27, 2002**
4.9	Securities Purchase Agreement, dated December 18, 2003**
4.10	Stock Purchase Warrant, dated December 18, 2003**
4.11	Stock Purchase Warrant, dated December 18, 2003**
4.12 4.13	Convertible Promissory Note, Dated February 7, 2007***** Convertible Promissory Note, Dated February 7, 2007*****
5.1	Opinion of Troy & Gould
10.1	Employment Agreement of Michael Skelton**
10.2	Employment Agreement of Stephen Crosson**
10.3	Renewal and Modification Agreement effective as of February 21, 2006***
10.4	Stock Purchase Agreement effective as of February 21, 2006***
10.5	Registration Rights Agreement effective as of February 21, 2006***
10.6	Amended Registration Rights Agreement effective as of August 4, 2006****
23.1	Consent of Troy & Gould contained in Opinion filed as Exhibit 5.1
23.3	Consent of Weinberg & Company P.A.****
24.1	Power of Attorney contained on signature page hereto****

*Incorporated by reference to the Registration Statement on Form SB-2, File No. 333-122632, filed February 8, 2006

** Incorporated by reference to the Form 10-KSB, File No. 033-04534-LA, filed January 13, 2006

*** Incorporated by reference to the Form 8-K filed on February 28, 2006

**** Previously Filed

***** Incorporated by reference to the Form 8-K filed on February 11, 2007

Item 28. Undertakings.

The undersigned registrant hereby undertakes to:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act:

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)(ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(2)
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)
For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communication, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter)

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 4 to Form SB-2 and have authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California on May 2, 2007.

CAMINOSOFT CORP.

By:	/s/ Michael Skelton
Name: Michael Skelton
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Skelton	Chief Executive Officer and Director	May 2, 2007
Michael Skelton

/s/ Stephen Crosson	Chief Financial Officer (Principal	May 2, 2007
Stephen Crosson	Financial and Accounting Officer) and Chief Operating Officer and Director

*	Director	May 2, 2007
Robert Pearson

*	Chairman of the Board of Directors	May 2, 2007
Robert Degan

*	Director	May 2, 2007
Russell Cleveland

*	Director	May 2, 2007
Lee Pryor

* By: /s/ Stephen Crosson
Stephen Crosson
Title: Attorney-in-fact